Exhibit 10(tt)

JOINDER AGREEMENT

TO EXCLUSIVE LICENSE AND DISTRIBUTION AGREEMENT, DATED August  7, 2008

(1)	CEL-SCI CORPORATION, a corporation incorporated under the laws of the State of Colorado, of and headquartered at 8229 Boone Boulevard, Suite 802, Vienna, VA, 22182, USA ("CEL-SCI"); and

(2)	PLIVA Hrvatska d.o.o., a corporation, incorporated under the laws of Croatia, having its registered office at Prilaz baruna Filipovica 25, HR-10000 Zagreb, Croatia (hereinafter "Pliva");;

agree as follows :

PREAMBLE:

A.	CEL-SCI and Teva Pharmaceutical Industries Ltd ("TPI") entered into a License and Distribution Agreement for the Product effective as of August 7, 2008 (the "Agreement").

B.
Pliva (a TPI Affiliate) wishes to contract with CEL-SCI for the licensing of the Product in the Territory specified below subject to (i) the terms and conditions of this Joinder Agreement and (ii) the terms and conditions of the Agreement insofar as they are not inconsistent with terms and conditions of this Joinder Agreement.

1	DEFINITIONS

1.1	Words and expressions which appear in this Joinder Agreement with initial capitalised letters shall, unless expressly defined herein, have the meaning given to such terms in the Agreement.

1.2	In this Joinder Agreement:

1.2.1           "Territory" means Croatia, and Serbia;

2	TERMS AND CONDITIONS

2.1
Except as expressly provided in this Joinder Agreement, all terms and conditions of the Agreement are incorporated herein by reference and made a part of this Joinder Agreement as if set forth in full herein and CEL-SCI and Pliva shall be bound to the same extent and in the same manner as provided under the Agreement with respect to the Product and the Territory covered by this Joinder Agreement. Accordingly where the context so permits, all references to "Agreement" in the License and Distribution Agreement shall be construed as references to this Joinder Agreement and all references to "Teva" in the Agreement shall be construed as references to Pliva under this Joinder Agreement.

2.2
In the event of any conflict between the terms and conditions of this Joinder Agreement and the Agreement, the terms and conditions of this Joinder Agreement shall prevail with regard to Pliva as a party.

2.3
Pliva shall be responsible for all pharmacovigilance activities for the Product in the Territory according to local requirements in the Territory. This activities include, but are not limited to collection and expedited reporting of single cases, literature search, preparation and submission of Periodic Safety Update Reports, signal detection etc. If CEL-SCI becomes aware of a major safety concern relating to produced batches relevant to this Joinder Agreement, Pliva should be informed without any delay. Pliva shall enter into a direct pharmacovigilance agreement with CEL-SCI before the Product is launched in the Territory, outlining the respective responsibilities of CEL-SCI and Pliva dealing with procedures for monitoring adverse events and safety in respect of the Product, as the same may be amended from time to time by written agreement between CEL-SCI and Pliva.

3	DOWN-PAYMENT

3.1	In consideration for the rights granted by CEL-SCI to PLIVA under this Joinder Agreement, PLIVA shall pay CEL-SCI a sum of USD 200.000, payable as to:

●	USD 100.000- upon European Medicines Agency ("EMA") granting of the Marketing Authorization for the Product;

●	USD 50.000- upon grant of the Reimbursement status for the Product in Croatia;

●	USD 50.000- upon grant of the Reimbursement status for the Product in Serbia.

3.2
GEL-SCI will issue an invoice in respect of each payment. All payments will be made within thirty (30) days from the last day of the month in which the invoice was issued, by bank transfer to a bank account number, provided by GEL-SCI to Pliva sufficient time in advance for such bank transfer.

3.3
Pliva will deduct 15% of Croatian Withholding Tax from each payment. Provided that GEL-SCI supplied Pliva with the apostiled Power of Attorney as attached to this Joinder Agreement in the Exhibit A, together with the apostiled Excerpt for CEL-SCI from the respective Court Register, Pliva will open tax number for GEL-SCI before Croatian Tax Authorities and furnish to GEL-SCI the Withholding Tax Certificate upon received request from GEL-SCI.

3.4
If the respective regulation change at the time of Pliva's payment to CEL-SCI in comparison to regulation valid at the time of signature of this Joinder Agreement which are described in the previous paragraph, all payments will be performed pursuant to the regulations in force at the moment of payment.

3.5
Other than V.A.T. and comparable taxes, all payments by Pliva are inclusive of all taxes and/or duties, of whatsoever nature, which are now or may hereafter be imposed with regard to any such payments, including without limitation withholding taxes.

4	ORDERS AND DELIVERIES

Risk and title to the Product shall pass to Pliva when such Product is tendered to the carrier at the designated point for shipment by air transport from the United States of America (FCA, lncoterms 2010). In addition, GEL-SCI shall be in charge of arranging for the shipment and insurance (and paying for such amounts) of the Products to Zagreb airport. Pliva shall reimburse GEL-SCI for such amounts within thirty (30) days of the last day of the month of an invoice for such payments and shall be entitled to deduct such amounts paid from the Net Sales.

5	TERMS OF PAYMENT

To the extent that sales are effected by Pliva, other than in United States Dollars, Pliva shall convert the sum of such sales into US Dollars in accordance with the selling rate for such currency quoted in the Wall Street Journal last published on the business day on which Pliva remits payment to GEL-SCI. If the exchange rate between currency in which sales are effected by

Pliva and United States Dollars is not quoted in the Wall Street Journal, Pliva shall convert the sum of such sales into US Dollars in accordance with the closing selling rate for such currency quoted by Reuters on the business day on which Pliva remits payment to CEL-SCI.

6	NOTICES

Any notice given by Pliva under this Joinder Agreement shall be given to CEL-SCI in accordance with and addressed as specified in Section 28 of the Agreement. Any notice given by CEL-SCI under this Joinder Agreement  shall be given in accordance with  Section

12.5 of the Agreement addressed to Pliva as follows:

PLIVA Hrvatska d.o.o. Prilaz baruna Filipovica 25 HR-10000 Zagreb

Croatia

Attention: Sanja Lukac, Commercial Operations Director Tel: +385 1 37 24 636 Fax: +385 1 372 46 20

7	ENTIRE AGREEMENT

7.1
This Joinder Agreement, together with the Agreement and the other agreements or documents expressly referenced herein or therein, represent the entire agreement between CEL-SCI and Pliva with respect to the subject matter of this Joinder Agreement.

7.2
For the avoidance of doubt, it is hereby agreed and declared that this Joinder Agreement shall not in any way derogate from any right and/or obligation of CEL-SCI, TPI or any other TPI Affiliate insofar as such relate to products and countries not covered under this Joinder Agreement, but covered under the Agreement and/or any other joinder agreement entered into pursuant to the Agreement.

8	GOVERNING LAW AND ARBITRATION

Provisions of Section 19 (Governing Law and Arbitration) of the Agreement shall apply to this Joinder Agreement.

IN WITNESS WHEREOF, CEL-SCI and Pliva have caused their duly authorized representatives to execute this Joinder Agreement effective as of the date on which CEL-SCI and Pliva have both signed it.

CEL-SCI	PLIVA Hrvatska d.o.o.

/s/Geert Kersten	/s/ Matko Bolanga, MD
Title: Chief Executive Officer	Title: President of the Management Board

Date: 18 July 2011	Date: 19-07-2011

EXHIBIT A

MATICNI BROJ: IDENTIFICATION NUMBER:

VRSTA PRAVNE OSOBE: CATEGORY OF LEGAL PERSON :

PRAVNI OBLIK: LEGAL FORM:

NAZIV : NAME:

SKRACENI NAZIV: ABBREVIATION OF THE NAME:

ADRESA SJEDISTA:

ADDRESS OF HEADQUARTERS :

MJESTO, DRZAVA I DATUM OSNIVANJA: PLACE,STATEANDDATEOF ESTABLISHMENT:

AKT O OSNIVANJU
ACT ON ESTABLISHMENT:

PUNOMOC

POWER OF ATTORNEY

Opunomocujemo I ovlascujemo Plivu Hrvatska d.o.o.  Prilaz  baruna  Filipovica  25,  10  000  Zagreb, Republika Hrvatska da u nase ime zatrazi otvaranje osobnog identifikacijskog broja kod Ministarstva financija RH - Porezna uprava.

We are giving a power of attorney to Pliva Hrvatska d.o.o. Prilaz baruna Filipovica 25, 10 000 Zagreb, Republic of Croatia, to make a request for opening of the identification number at Ministry of Finance Republic of Croatia - Tax Administration.

Datum: Date:   July 18, 2011                                                  Signed: /s/ Geert Kersten